EMPLOYMENT AGREEMENT

     AGREEMENT dated as of April 10, 1995 by and between AutoInfo, Inc., a Delaware corporation ("Auto") and William Wunderlich residing at 14 Frost Pond Road, Stanford, Connecticut 06903 ("Wunderlich").

     WHEREAS, Wunderlich is currently the Chief Financial Officer of Auto; and

     WHEREAS,   the  Company   desires  to  assure  itself  of  the  benefit  of
Wunderlich's services and experience for a period of time; and

     WHEREAS, Wunderlich is willing to enter into an agreement to that end with the Company upon the terms and conditions herein set forth.

     NOW THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree as follows:

     1. Employment. Auto hereby employs Wunderlich as its Chief Financial Officer and Wunderlich hereby accepts such employment and agrees to perform his duties and responsibilities hereunder in accordance with the terms and conditions hereinafter set forth.

     2. Duties and Responsibilities. Wunderlich shall be the Chief Financial Officer of Auto during the Employment Term (as defined below). Wunderlich shall report to and be subject to the direction of the President and Board of Directors (the "Board") of Auto and Wunderlich shall perform such duties as may be assigned to him from time to time by the President or the Board; provided, that such duties shall be of a nature consistent with the dignity and authority of the positions of Chief Financial Officer. During the Employment Term Wunderlich shall, subject to the Company's vacation policy, devote substantially all of his normal business time and attention to the businesses of Auto and its subsidiaries and affiliates and shall perform such duties in a diligent, trustworthy, loyal, businesslike and efficient manner, all for the purpose of advancing the business of Auto and its subsidiaries and affiliates. Nothing contained in this Agreement shall be deemed to prohibit Wunderlich from devoting a nominal amount of his time to his (and his family's) personal investments, provided, however, that, in case of conflict, the performance of Wunderlich's duties under this Agreement shall take precedence over his activities with respect to such investments.

     3. Term. The Term of this Agreement shall commence on the date hereof and shall continue until April 30, 1997, unless terminated prior thereto in accordance with the terms and provisions hereof (the "Employment Term").

     4. Compensation. Auto shall pay to Wunderlich a salary at the rate of $120,000 per year, payable in such manner as Auto shall determine, but in no event any less often than monthly, less withholding required by law and other deductions agreed to by Wunderlich. Wunderlich's annual salary may be increased during the Employment Term in the sole discretion of the Board.

     5. Bonus. In addition to the compensation provided for in Paragraph 4 of this Agreement, Wunderlich shall during the Employment Term participate in the Company's then existing and effective profit sharing and bonus plans. Furthermore Wunderlich shall receive such other bonuses as determined in the sole discretion of the Board. Any bonuses shall be paid in such manner as the parties mutually agree. During the year ending April 30, 1996, Wunderlich shall be entitled to receive, in semi-annual payments, a bonus in the amount of $30,000.

     6. Principal Office. Without Wunderlich's consent, Auto shall not require Wunderlich to maintain his principal office in any location other than the Northern New Jersey area.

     7. Expenses and Benefits.

     (a) Auto shall, consistent with Auto's policy of reporting and reimbursement of business expenses, reimburse Wunderlich for such other ordinary and necessary entertainment and business related expenses as shall be incurred by Wunderlich in the course of the performance of his duties under this Agreement.

     (b) Auto recognizes that Wunderlich will be required to incur significant travel in rendering services to Auto hereunder and in connection therewith Auto shall during the Employment Term provide Wunderlich with a automobile allowance of $750 per month which the parties agree shall be used to pay all of the expenses associated with the operation of an automobile including, without limitation, maintenance, repair and insurance costs.

     (c) Wunderlich shall be entitled to participate, to the extent he qualifies, in such life insurance, hospitalization, disability and other medical insurance plans or programs as are generally made available to executive officers of Auto which shall be consistent with the programs and benefits currently offered to Wunderlich.

     8. Termination.

     (a) Auto shall have the right to terminate this Agreement for disability in the event Wunderlich suffers any illness or incapacity of such character as to substantially disable him from performing his duties hereunder for a period of more than one hundred and eighty (180) consecutive days in any one calendar year upon Auto giving at least thirty (30) days written notice of its intention to so terminate. If Wunderlich shall resume his duties hereunder within thirty (30) days following the receipt of such notice and shall perform such duties for forty (40) days of the next sixty (60) consecutive days thereafter, the Employment Term shall continue without interruption and such notice of intention to terminate shall have no further force or validity.

     (b) This Agreement shall terminate upon the death of Wunderlich, except that Wunderlich's salary shall be payable to his estate for one hundred eighty
(180) days thereafter, together with all accrued bonuses and outstanding unreimbursed expenses.

     (c) Auto may terminate this Agreement at any time with Reasonable Cause upon five (5) days written notice to Wunderlich. "Reasonable Cause" means (i) conviction of a crime involving moral turpitude; (ii) Wunderlich having engaged in any activity in competition with Auto, without Auto's consent; (iii) Wunderlich having divulged any secret or confidential information of a material nature belonging to Auto, without Auto's consent, except as required by law;
(iv) Wunderlich's dishonesty or misconduct that is damaging or detrimental to Auto in any material respect; or (v) Wunderlich's breach of any material term of this Agreement; provided, however, that notice under this provision shall not be effective unless Wunderlich shall have first received written notice from Auto of the specific acts or omissions alleged to constitute a breach of any material term of this Agreement, and such breach continues unremedied for a period of fifteen (15) days after such notice.

     (d) If either (i) a third person, including a "group" as defined in Section 13(d) (3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of Auto having 25% or more of the total number of votes that may be cast for the election of directors of Auto or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of Auto before the Transaction shall cease to constitute a majority of the Board or the Board of Directors of any successor to Auto; then and in such event for a period of one hundred and twenty (120) days following the occurrence of such an event Wunderlich may elect to terminate this Agreement upon five (5) days prior written notice to Auto and upon such termination Wunderlich shall be entitled to receive, in addition to any other payments due to Wunderlich pursuant to this Agreement, a severance payment equal to the greater of (a) $150,000, or (b) the compensation due to Wunderlich for the balance of the Employment Term. Upon the occurrence of a Transaction, the Company will cause to be placed in escrow with Dreyer and Traub an amount sufficient to cover the Company's obligations to Wunderlich under this paragraph 8(d) (the"Escrow"). The Escrow, or any applicable portion thereof, will be distributed to Wunderlich upon his election to terminate this Agreement as provided for hereinabove. Any balance of the Escrow will be returned to the Company.

     9. Non-Competition. Wunderlich covenants and agrees that during his employment hereunder and for a period of two years after his employment hereunder is terminated, he will not, without the prior written consent of Auto,
(a) compete with the business of Auto or any of its subsidiaries or affiliates and, in particular, he will not without such consent, directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as a director, officer, employee, partner, consultant or agent with, any business in competition with or similar to the business of Auto or any of its subsidiaries or affiliates; provided, however, that Wunderlich may own up to two percent of the capital stock of any publicly traded corporation in competition with the business of Auto or any of its subsidiaries or affiliates if the fair market value of such corporation's outstanding capital stock exceeds $100 million, and
(b) divert, take away, interfere with or attempt to take away any present or former employee or customer of Auto or any of its subsidiaries or affiliates. The provisions of this Section 9 shall no longer be applicable if Wunderlich's employment is terminated by Auto (other than for cause) or by Wunderlich pursuant to the provisions of Section 8(d) hereof during the Employment Term. In the event that the provisions of this Section 9 should ever be deemed to exceed the time or geographic limitations or any other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum permitted by applicable law. Wunderlich acknowledges and agrees that the foregoing covenant is an essential element of this Agreement and that, but for the agreement of Wunderlich to comply with the covenant, the Company would not have entered into this Agreement, and that the remedy at law for any breach of the covenant will be inadequate and the Company, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage.

     10. Confidential Information. Wunderlich recognizes and acknowledges that the customer lists, patents, inventions, copyrights, methods of doing business, trade secrets and proprietary information of Auto including, without limitation, as the same may exist from time to time, are valuable, special and unique assets of the business of Auto. Except in the ordinary course of business or as required by law, Wunderlich shall not, during or after the Employment Term, disclose any such list of customers or any part thereof, any such patents, inventions, copyrights, methods of doing business, trade secrets or proprietary information which are not otherwise in the public domain to any person, firm, corporation or other entity for any reason whatsoever. In addition, Wunderlich specifically acknowledges and agrees that the remedy at law for any breach of the foregoing shall be inadequate and that AutoInfo and the Company, in addition to any other relief available to them, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage.

     11. COBRA. In the event of Wunderlich's death during the term of this Agreement, Auto shall make all COBRA medical premium payments for Wunderlich's family for the three year period following his death.

     12. Opportunities. During his employment with Auto, Wunderlich shall not take any action which might divert from Auto or any of its subsidiaries or affiliates any opportunity which would be within the scope of any of the present or future businesses of Auto or any of its subsidiaries or affiliates.

     13. Contents of Agreement, Parties in Interest, Assignment, etc. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Wunderlich hereunder which are of a personal nature shall neither be assigned nor transferred in whole or in party by Wunderlich. This Agreement shall not be amended except by a written instrument duly executed by Auto and Wunderlich.

     14. Severability. If any term or provision of this Agreement shall be held to be invalid or unenforceable for any reason, such term or provision shall be ineffective to the extend of such invalidity or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable term or provision had not been contained herein.

     15. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other party shall be in writing and shall be deemed to have been duly given when delivered personally or five (5) days after dispatch by registered or certified mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

         If to Auto
         addressed to:     AutoInfo, Inc.
                           1600 Route 208
                           Fair Lawn, New Jersey 07410
                           Attn: President
         with a copy to:   Dreyer and Traub
                           101 Park Avenue
                           New York, New York 10178
                           Attn: Kenneth S. Rose, Esq.

         If to Wunderlich
         addressed to:     William Wunderlich
                           14 Frost Pond Road
                           Stanford, Connecticut 06903

or at such other address as the one party shall specify to the other party in writing.

     16. Counterparts and Headings. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all which together shall constitute one and the same instrument. All headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

     17. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New Jersey.

     18. Arbitration. Any disputes arising hereunder shall be submitted to arbitration before a single arbitrator in New York City under the rules and regulations of the American Arbitration Association. Any award in such arbitration proceeding may be enforced in any court of competent jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                AUTOINFO, INC.


                                By: /s/ Andrew Gaspar
                                    -----------------------
                                    Andrew Gaspar, Chairman
                                    of the Board


                                    /s/ William Wunderlich
                                    -----------------------
                                    William Wunderlich